UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 5, 2010
America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19673	51-0332317

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Stcok Option Awards
     On October 5, 2010, based on the recommendation of the Incentive Stock and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of America Service Group Inc. (the “Company”), the Board approved option awards under the Company’s 2009 Equity Incentive Plan (the “Plan”) to each of the following:

Number
Name	of Options
Richard Hallworth, Chief Executive Officer and President	62,000
Michael W. Taylor, Executive Vice President, Chief Financial Officer and Treasurer	36,000
Carl J. Keldie, M.D., Chief Medical Officer	14,000
Jonathan B. Walker, Senior Vice President and Chief Development Officer	14,000
J. Scott King, Senior Vice President and Chief Legal Officer	14,000
     The options to purchase shares of common stock of the Company (the “Common Stock”) pursuant to the Plan have a grant date of Tuesday, October 5, 2010 (the “Grant Date”), an exercise price equal to the fair market value of the Common Stock on the Grant Date as determined in accordance with the Plan, and vesting one third on each of the first, second and third anniversaries of the Grant Date.
     The Form of October 2010 Employee Stock Option Agreement which evidences, and sets terms with respect to, the option grants to the employees listed above is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”) and incorporated by reference herein.
Employment Agreement
     On October 11, 2010, the Company entered into an employment agreement with its Chief Medical Officer, Dr. Carl J. Keldie (the “Employment Agreement”). The Employment Agreement provides for Dr. Keldie to receive a base salary not less than $340,683 (which is consistent with his current base salary), plus additional compensation as the Chief Executive Officer and/or the Committee shall from time to time determine.
          The Employment Agreement provides (i) a non-competition covenant by Dr. Keldie and (ii) the Company’s right to terminate the Employment Agreement without cause upon 30 days advance written notice.
          The Employment Agreement also provides that if Dr. Keldie’s employment is terminated by the Company without cause or there is a change in control (as defined in the Employment Agreement), all unexercised options granted to Dr. Keldie will accelerate and immediately vest.
          Under the Employment Agreement, if Dr. Keldie’s employment is terminated for any reason or no reason, he will be entitled to payment of his full base salary through the termination date and any bonuses, incentive compensation or other payments due which have been earned or vested prior to the termination date. Further, if his employment is terminated by the Company without cause, due to death or disability, or as a result of a change in control, Dr. Keldie will be entitled to a continuation, on a monthly basis, of his monthly base salary for one year following the termination date.
          The foregoing description of the Employment Agreement in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to Dr. Keldie’s Employment Agreement filed herewith as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:
10.1	Form of October 2010 Employee Stock Option Agreement under the America Service Group Inc. 2009 Equity Incentive Plan.

10.2	Employment Agreement, dated as of October 11, 2010, between America Service Group Inc. and Dr. Carl J. Keldie.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
Date: October 11, 2010	By:	/s/ Michael W. Taylor
Michael W. Taylor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
10.1	Form of October 2010 Employee Stock Option Agreement under the America Service Group Inc. 2009 Equity Incentive Plan.

10.2	Employment Agreement, dated as of October 11, 2010, between America Service Group Inc. and Dr. Carl J. Keldie.